UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 15, 2020

Anvi Global Holdings, Inc.

(Exact name of registrant as specified in charter)

Nevada	333-188648	33-1226144
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

1135 Kildaire Farm Road, Suite 319-4

Cary, NC 27511

(Address of principal executive offices and zip code)

(408) 811-4491

(Registrant’s telephone number including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 4 - Item 4.02(a). Non-Reliance on Previously Issued Financial Statements or Completed Interim Review.

Overview

On July 15, 2020, management, in the absence of an audit committee, of Anvi Global Holdings, Inc. (the “Company”), after discussions with Michael Gillespie & Associates, PLLC (“MGA”), the Company’s independent registered public accounting firm, concluded that the financial statements for the year ended February 29, 2020, which are included in the Company’s Annual Reports on Forms 10-K for such period, should no longer be relied upon. Management has discussed the foregoing matters with MGA.

Summary of Impact

While preparing the information for the quarterly report for the quarter ended May 31, 2020 it was discovered that the Company had failed to record an invoice as of February 29, 2020, in the amount of $18,140. The Company will be restating its financial statements for the year ended February 29, 2020 in order to increase its accounts payable and expenses by $18,140.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 16, 2020

	By:	/s/ Ram Mohan R. Busa
	Name:	Ram Mohan R. Busa
	Title:	Chief Executive Officer